UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported) March 31, 2021
ADDVANTAGE TECHNOLOGIES GROUP, INC.
(Exact name of Registrant as specified in its Charter)
Oklahoma
(State or other Jurisdiction of Incorporation)

1-10799	73-1351610
(Commission file Number)	(IRS Employer Identification No.)

1430 Bradley Lane, Suite 196, Carrollton, Texas	75007
(Address of Principal Executive Offices)	(Zip Code)
(918) 251-9121
(Registrant's Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General InstructionA.2. below):

☐	Written Communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4© under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2021, Jarrod Watson, the Chief Financial Officer of the Company, left the Company effective as of that date. Scott Francis, a Vice President and former Chief Accounting Officer of the Company, also left the Company effective March 31, 2021. Both Mr. Watson and Mr. Francis are leaving the Company to pursue other business opportunities and not because of a disagreement with the Company on any matters relating to the Company’s operations, policies, or practices. Mr. Francis had not been in and active role within the Company’s finance organization in the current fiscal year, but performed his role as Vice President supporting due diligence efforts.

Effective March 31, 2021, Donna Guy and Reggie Jaramillo-Leal, President of the Company’s Telecom segment, will share the duties which previously fell under the CFO role. Ms. Guy will be responsible for all finance and accounting roles while Mr. Jaramillo will lead the human resources, IT, and financial planning and analysis functions.

Ms. Guy, 48, has served as the Company's Controller since September 2020. Ms. Guy joined the company with more than 20 years of corporate financial leadership experience with large public companies including Basic Energy Services, Inc. and XTO Energy, a subsidiary of ExxonMobil. Prior to joining the Company, Ms. Guy served as Senior Director of SEC, Taxation, and Compliance for Basic Energy Services, Inc. In that role, she led SEC reporting, tax compliance, and compliance with debt covenants related to bonds and asset based loans. Ms. Guy started her career as a public accountant with KPMG. Ms. Guy is a certified public accountant and holds a Bachelor of Business Administration in accounting from the University of Texas at Arlington where she graduated cum laude.

Mr. Jaramillo-Leal is President of the Telecom Group at ADDvantage Technologies and was the former Director of Financial Planning and Analysis. He has been with the Company for two and a half years, after five years in the financial services industry, and 15 years in the telecommunications industry for Cox Communications, Time Warner Cable and most recently Suddenlink Communications in various fiscal and operational leadership roles, which included VP of Fiscal Operations, VP of Business Planning, and VP of Field Operations. He holds a Bachelor of Business Administration from Midwestern State University, an MBA from Texas Tech University, and is nearing completion of a Master of Science in Accounting from Texas A&M University-Commerce.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADDvantage Technologies Group, Inc.

Date: April 2, 2021

/s/ Joseph E. Hart
Joseph E. Hart
Chief Financial Officer